Exhibit 10.2

Execution Version

NOMINEE AGREEMENT

This Nominee Agreement (this “Agreement”) is made and entered into as of March 26, 2024 (the “Effective Date”), by and between Assure Neuromonitoring, LLC, a Colorado limited liability company (“Assure Neuromonitoring”), Assure Telehealth Providers, LLC, a Colorado limited liability company (“Assure Telehealth” and together with Assure Neuromonitoring, “Nominees” and each, a “Nominee”), and National Neuromonitoring Services, LLC, a Texas limited liability company (“Beneficial Owner”). Nominees and the Beneficial Owner may be referred to individually as “Party” or collectively as “Parties” to this Agreement.

RECITALS:

A.            Assure Neuromonitoring and Beneficial Owner entered into that certain Asset Purchase Agreement, dated March 11, 2024, (the “Purchase Agreement”), pursuant to which, Assure Neuromonitoring agreed to, among other things, act, or cause its subsidiaries to act, as a Nominee for the benefit of the Beneficial Owner for the purpose of (i) holding certain contractual rights arising under the agreements listed on Exhibit A attached hereto, subject to any limitations set forth therein and in this Agreement (the “Nominee Agreements”), and (ii) otherwise facilitating certain operational functions related to business operations in furtherance of the performance obligations arising under the Nominee Agreements, including, without limitation, those operational functions set forth on Exhibit B attached hereto (collectively, the “Nominee Operational Functions”).

B.            The Parties acknowledge and agree that this Agreement is intended to cause Beneficial Owner to receive the benefit of the Nominee Agreements, to the extent permitted by law and the Nominee Agreements, which Nominee Agreements were not otherwise practically assignable in a time frame that was acceptable to the Parties in connection with the closings of the transactions contemplated by the Purchase Agreement (the “Closings”).

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1.            Nominee Performance Obligations. Except as otherwise provided herein, each Nominee shall remain, or cause its subsidiary to remain, as a going concern entity in good standing in all requisite jurisdictions for the purposes of this Agreement and perform, or cause to be performed, all of its obligations arising under the applicable Nominee Agreement and shall otherwise perform, or cause to be performed, the applicable Nominee Operations Functions and such other reasonable actions in the ordinary course of business and in accordance with applicable laws and regulations and such documents as may govern such obligations, as directed by Beneficial Owner from time to time all as related to such Nominee Agreements. In connection with the foregoing, each Nominee shall, for the duration of the term of this Agreement, continue, or cause its subsidiary to continue, its commercial general liability insurance policies which are in place as of the Effective Date and shall maintain such other insurance coverages as are customary and standard for the industry in which such Nominee operates. Each Nominee shall maintain its existing medical malpractice insurance or purchase tail insurance to cover claims arising against such Seller prior to the applicable Closing consistent with Section 7.7 of the Purchase Agreement. In addition, each Nominee covenants and agrees to take such reasonable actions and execute such documents as necessary and directed by Beneficial Owner to assign, or cause to be assigned, the Nominee Agreements, to the extent they are assignable, identified by Beneficial Owner to Beneficial Owner or its designee. For the avoidance of doubt, all revenue generated by the Nominee Agreements after the date of the Closing is for the benefit of Beneficial Owner and shall be paid to Beneficial Owner within five (5) business days of Nominee’s receipt of such revenue, or shall otherwise be paid in such manner as directed by Beneficial Owner in writing, but in no event in less than five (5) business days after receipt by any Nominee.

2.            Beneficial Owner Performance Obligations. Beneficial Owner shall timely pay all ordinary operating expenses detailed on Exhibit C attached hereto in connection with Nominee’s performance of the Nominee Operational Functions provided that in the event Nominee pays an ordinary operating expense with the prior written consent of Beneficial Owner, in connection with Nominee’s performance of the Nominee Operational Functions, Beneficial Owner shall reimburse Nominee within three (3) business days from receipt of written documentation from Nominee (the “Expense Reimbursements”).

3.            Term. The term of this Agreement shall begin on the Effective Date and shall continue until (i) the twelve month anniversary of the Effective Date (the “Initial Term”), or (ii) ten (10) days after written notice of termination is delivered by Beneficial Owner to Nominees. At the end of the Initial Term, Beneficial Owner, in its sole discretion, may extend the term of this Agreement for an additional three months, which may be terminated by Beneficial Owner at any time as set forth herein. Notwithstanding the above, in the event of a termination of the Purchase Agreement for any reason, this Nominee Agreement shall immediately terminate without penalty.

4.            Authority. Each Nominee shall have the authority to perform such acts reasonably deemed necessary to perform obligations arising under the Nominee Agreements. Notwithstanding the foregoing, each Nominee shall obtain written consent of Beneficial Owner prior to:

4.1            entering into agreement and contract that binds or otherwise causes a performance obligation on the part of Beneficial Owner; making any expenditure that that binds or otherwise cause a performance obligation on the part of Beneficial Owner;

4.2            terminating any Nominee Agreement; hiring or contracting with any individual or entity whose compensation or consideration will be paid, directly or indirectly, by Beneficial Owner; and

4.3            taking any other action or omission that causes Beneficial Owner to lose any benefit, directly or indirectly, of the Nominee Agreements, unless such action is required by law in which event prior written consent is not required.

Notwithstanding anything to the contrary contained herein, no Nominee shall have any authority to bind Beneficial Owner to any direct obligations without the prior written consent of Beneficial Owner.

5.            Consideration. The Parties acknowledge and agree that the consideration exchanged by Beneficial Owner and the Nominees under the Purchase Agreement, which includes employment of certain key personnel is, other than the Expense Reimbursements, payment in full for Nominees’ performance under this Agreement and that such consideration, together with the Expense Reimbursements, is the mutually negotiated and agreed upon consideration for the assets purchased under the Purchase Agreement and Nominees’ performance of its obligations hereunder, including, the Nominee Operational Functions. But for Nominees’ agreement to enter into this Agreement, Beneficial Owner would not have entered into the Purchase Agreement or paid Nominees the consideration contemplated therein.

6.            Exculpation; Indemnification; Representations, Warranties, Covenants.

6.1            Each Nominee, including its agents, employees, members, managers, representatives, contractors and affiliates will not be liable and will be indemnified, defended and held harmless by Beneficial Owner for any action taken, or omitted to be taken, in good faith and at the written direction of Beneficial Owner after the Effective Date, by such Nominee, or on behalf of such Nominee by any of its agents, employees, members, managers, representatives, contractors or affiliates in connection with the performance of the Nominee Operational Functions. Notwithstanding anything in the foregoing to the contrary, in no event shall any Nominee be relieved of any liability for: (a) conduct not undertaken in good faith; (b) conduct that amounts to gross negligence, recklessness, fraud, or willful malfeasance; (c) conduct that constitutes a willful breach of this Agreement or any of the Nominee Agreements; or (d) any unlawful action.

6.2            Beneficial Owner, including its agents, employees, members, managers, representatives, contractors and affiliates will not be liable and will be indemnified and held harmless by Nominees on a joint and several basis for any action taken, or omitted to be taken (a) prior to the Effective Date, including, without limitation, any action taken or omitted to be taken by any Nominee or any Nominee’s agents, employees, members, managers, representatives, contractors or affiliates, including, without limitation, actions taken in connection with the Nominee Agreements, or (b) by any Nominee or any Nominee’s agents, employees, members, managers, representatives, contractors or affiliates that are in breach of the Nominee Agreements or in violation of applicable law.

6.3            Each Nominee covenants and agrees to take all reasonably necessary actions in the ordinary course of business and perform such reasonable functions as directed by Beneficial Owner to assist the Beneficial Owner in obtaining and realizing the benefits of the Nominee Agreements.

6.4            Beneficial Owner covenants and agrees to take all necessary actions and perform such functions as necessary to ensure each Nominee receives timely directives and resources to enable such Nominee to perform under this Agreement the Nominee Operational Functions.

7.            Miscellaneous.

7.1            Entirety. This Agreement constitutes the entire agreement among the Parties with respect to the matters addressed herein and supersedes all prior representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein.

7.2            Governing Law. The validity, construction and interpretation of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

7.3            Conflict of Terms. If and to the extent that there are any discrepancies between the provisions of this Agreement and any other document pertaining to the obligations evidenced by this Agreement, the provisions of this Agreement shall control; provided, however, if there is a discrepancy between this Agreement and the Purchase Agreement, the Purchase Agreement shall control.

7.4            Force Majeure. The obligations of the Parties under this Agreement shall be suspended to the extent that a Party is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, acts of terrorism, fires, storms, accidents, governmental regulations or any other cause whatsoever reasonably beyond a Party’s reasonable control. For so long as such circumstances prevail, the Party whose performance is delayed or hindered shall continue to use all commercially reasonable efforts to recommence performance without delay.

7.5            Notice. Notices and all other communications provided for in this Agreement shall be given pursuant to Section 10.5 of the Purchase Agreement.

7.6            Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

7.7            Assignment. No Party may assign any right, or delegate any duty under this Agreement, in whole or in part, without the prior written consent of the other Parties, which shall not be unreasonably withheld or delayed. Any attempted assignment without such consent shall be void and of no effect.

7.8            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date, notwithstanding the actual date of execution.

NOMINEES:

ASSURE NEUROMONITORING, LLC,
a Colorado limited liability company

By:
Name:
Title:

ASSURE TELEHEALTH PROVIDERS, LLC,
a Colorado limited liability company

By:
Name:
Title:

BENFICIAL OWNER:

NATIONAL NEUROMONITORING SERVICES, LLC,
a Texas limited liability company

By:
Name:
Title:

Exhibit A

Nominee Agreements

1.	Services Agreement, dated August 4, 2017, by and between CareAlliance Health Services d/b/a Roper St. Francis Healthcare and Innovation Neuromonitoring, LLC.

2.	Agreement for the Provision of Comprehensive Neurophysiologic Monitoring Services, dated as of April 2, 2018, by and between Trident Medical Center, LLC and Innovation Neuromonitoring, LLC, as amended by that certain Amendment to the Comprehensive Neurophysiologic Monitoring Services Agreement dated as of May 19, 2021.

3.	Agreement for the Provision of Comprehensive Neurophysiologic Monitoring Services, dated as of October 1, 2017, by and between Waccamaw Community Hospital dba Tidelands Waccamaw Community Hospital and Tidelands Georgetown Memorial Hospital and Innovation Neuromonitoring, LLC.

4.	Contracted Services Agreement, dated March 17, 2020, by and between Trident Medical Center, LLC and Assure Neuromonitoring South Carolina, LLC.

5.	Agreement for the Provision of Comprehensive Neurophysiologic Monitoring Services, dated as of December 1, 2019, by and between Lowcountry Outpatient Surgery Center, LLC and Innovation Neuromonitoring, LLC.

6.	Neuromonitoring Services Agreement, dated as of July 19, 2019, by and between Executive Surgery Center, L.L.C. and Sentry Neuromonitoring, LLC.

7.	Purchasing Agreement, dated April 15, 2019, by and between HealthTrust Purchasing Group, L.P. and Sentry Neuromonitoring, LLC.

8.	Agreement for the Provision of Healthcare Services, dated as of May 1, 2013, by and between Sentry Neuromonitoring, LLC and Houston Physicians Hospital, as amended by that certain First Amendment to Agreement for the Provision of Healthcare Services dated as of October 22, 2021.

9.	Agreement for Intraoperative Monitoring Services, dated as of August 14, 2018, by and between Brazoria County Surgery Center and Sentry Neuromonitoring, LLC.

10.	Agreement for the Provision of Comprehensive Neurophysiologic Monitoring Services, dated as of June 1, 2017, by and between El Paso Children’s Hospital Corporation d/b/a El Paso Children’s Hospital and Innovation Neuromonitoring, LLC.

11.	Agreement for the Provision of Comprehensive Neurophysiologic Monitoring Services, dated as of October 1, 2016, by and between El Paso Healthcare System LTD and Innovation Neuromonitoring, LLC d/b/a Neuron Shield.

12.	Nominee Agreements shall also include hospital contracts between a Nominee, or its subsidiary, and the following hospitals:

•	Abrazo Scottsdale Campus

•	Advanced Dallas Hospital and Clinics

•	Baylor Medical Center at Frisco

•	Baylor Medical Center at Trophy Club

•	Baylor Medical Center at Uptown

•	Baylor Scott and White Medical Center Centennial

•	Baylor Scott and White Medical Center Grapevine

•	Baylor Scott and White Medical Center Hillcrest

•	Baylor Scott and White Medical Center Lake Pointe

•	Baylor Scott and White Medical Center Plano

•	Baylor Scott and White Medical Center Round Rock

•	Baylor Scott and White Medical Center Temple

•	Baylor SurgiCare at Centennial

•	Billings Clinic Bozeman Surgery Center

•	Bon Secour St. Francis Xavier Hospital

•	Boone Hospital Center

•	Capital Region Medical Center

•	Carolina Coast Surgery Center

•	Castle Rock Adventist Hospital

•	Castle Rock SurgiCenter

•	Centennial Hospital

•	Center for Advanced Surgery

•	CHI St. Luke's Hospital at the Vintage LLC

•	CHI St. Lukes Health Memorial Lufkin

•	Clear Creek Surgery Center

•	Community Hospital

•	Crescent Medical Center Lancaster

•	Crown Point Surgery Center

•	Del Sol Medical Center - Las Palmas

•	Denver Diagnostic ASC

•	Denver Surgery Center

•	East Cooper Medical Center

•	El Paso Children's Hospital

•	Executive Surgery Center LLC

•	Flagstaff Medical Center

•	Grand River Hospital District

•	Grand Valley Surgical Center

•	HCA Houston Healthcare Kingwood

•	Heart of the Rockies Regional Medical Center

•	HonorHealth John C Lincoln Medical Center

•	HonorHealth Scottsdale Shea Medical Center

•	HonorHealth Sonoran Crossing Medical Center

•	Houston Methodist West Hospital

•	Houston Methodist Willowbrook Hospital

•	Houston Northwest Medical Center

•	Houston Physicians Hospital

•	INOV8 Surgical

•	Las Palmas Medical Center

•	Legent Hospital for Special Surgery Plano

•	Legent North Houston Surgical Hospital

•	Legent Orthopedic Hospital Carrollton

•	Littleton Adventist Hospital

•	Livingston Healthcare

•	Lowcountry Outpatient Surgery Center

•	Lutheran Medical Center

•	McLane Childrens Hospital of Scott and White

•	Medical Center of Aurora South

•	Medical City Denton

•	Medical City Frisco

•	Medical City Lewisville

•	Medical City McKinney

•	Medical City North Hills

•	Medical City Plano

•	Medical City Spine Hospital

•	Memorial Ambulatory Surgery Center

•	Memorial Hermann Surgery Center Brazoria LLC

•	Memorial Hermann Surgical Hospital Kingwood

•	Memorial Hermann The Woodlands Medical Center

•	Methodist Hospital for Surgery

•	North Central Surgical Center

•	North Concierge Hospital

•	North Cypress Medical Center

•	North Houston Surgical Hospital LLC DBA Spring Hospital

•	North Houston Surgical Hospital LLC DBA The Heights Hospital

•	North Pines Surgery Center

•	North Suburban Medical Center

•	Oak Point Surgical Suites

•	OrthoColorado Hospital

•	Parker Adventist Hospital

•	Porter Adventist Hospital

•	Presbyterian St Lukes Medical Center

•	Remedy Surgery Center

•	Robert Wood Johnson University Hospital at Hamilton

•	Rocky Mountain Hospital for Children

•	Rocky Mountain Surgery Center

•	Roper St. Francis Hospital

•	Roper St. Francis Mount Pleasant Hospital

•	Rose Medical Center

•	Scottsdale Healthcare Hospitals HonorHealth Thompson Peak

•	Sky Ridge Medical Center

•	Sky Ridge Surgery Center LP

•	SOC at Swedish Medical Center

•	St Anthony Hospital

•	St Joseph Hospital

•	St Lukes Lakeside Hospital

•	St Lukes the Woodlands Hospital

•	St. David's Georgetown Hospital

•	St. David's Medical Center

•	St. Marys Medical Center

•	Summerville Medical Center

•	SurgCenter at Pima Crossing

•	SurgCenter Northern Phoenix

•	Swedish Medical Center

•	Texas Health Center for Diagnostics and Surgery

•	Texas Health Craig Ranch Surgery Center

•	Texas Health Harris Methodist Hospital Southwest - Clearfork

•	Texas Health Harris Methodist Hospital Southwest - Fort Worth

•	Texas Health Hospital Frisco

•	Texas Health Presbyterian Hospital Flower Mound

•	Texas Health Presbyterian Hospital Plano

•	Texas Health Presbyterian Hospital Rockwall

•	Texas Health Surgery Center Chisholm Trail LLC

•	Texas Institute for Surgery

•	Texas Orthopedic Hospital

•	The Hospitals of Providence East Campus

•	The Hospitals of Providence Memorial Campus

•	The Hospitals of Providence Sierra Campus

•	Tidelands Waccamaw Community Hospital

•	Tomball Regional Medical Center

•	TOPs Surgical Specialty Hospital

•	Townsen Memorial Hospital

•	Townsen Memorial Surgery Center- Kingwood

•	Trident Medical Center

•	Trinity Regional Hospital Sachse

•	UMMC North Hospital LLC

•	Vail Health Hospital

•	Vail Valley Surgery Center Vail, LLC

•	VIP Surgical Center

Exhibit B

Nominee Operational Functions

1.	Perform all performance obligations under the Nominee Agreements.

2.	Employ and terminate such individuals as mutually agreed by Nominee and Beneficial Owner for performance of the Nominee Operational Functions.

3.	Continue and establish operational policies and procedures to ensure compliance with all applicable laws.

4.	Continue and establish operational policies and procedures to ensure compliant performance under the Nominee Agreements.

Exhibit C

Nominee Operating Expenses

[NTD: This needs to be completed by the parties]